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                                                                   Exhibit 10.14


                              EMPLOYMENT AGREEMENT

      AGREEMENT made as of the 1st day of April, 1995, by and between RSL Communications Inc., a Delaware corporation (the "Corporation"), and Nir Tarlovsky ("Tarlovsky").

                                   WITNESSETH:

      WHEREAS, the Corporation wishes to employ Tarlovsky, and Tarlovsky wishes to be employed by the Corporation, on the terms and conditions set forth below;

      NOW, THEREFORE, in consideration of the foregoing and the terms and conditions contained herein, the parties hereto agree as follows:

            1. Position and Responsibilities.

            1.1. The Corporation hereby employs Tarlovsky to serve in an executive capacity as Vice President of Business Development of the Corporation. Tarlovsky shall perform such functions and undertake such responsibilities as may be assigned to him by the President and Chief Executive Officer of the Corporation provided, however, that Tarlovsky shall only perform services under this Agreement outside of the United States. In such position, except as contemplated by the Employment Agreement dated as of April 1, 1995 between Tarlovsky and International Telecommunications Group, Ltd., a Delaware corporation (the "ITG Employment Agreement"), Tarlovsky shall hold, for no additional consideration, such directorships and executive officerships in the Corporation and any subsidiary or affiliate to which, from


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time to time, he may be elected or appointed during the term of this Agreement.

            1.2. Tarlovsky shall devote his full time and best efforts to the business and affairs of the Corporation and to the promotion of its interests provided, however, that nothing contained herein shall preclude Tarlovsky from fulfilling his obligations under the ITG Employment Agreement.

            1.3. Tarlovsky will do such travelling in the performance of his duties as may reasonably be required by the Corporation.

            2. Term.

            2.1. The term of this Agreement shall commence on the date hereof and terminate on March 31, 1998, unless sooner terminated as provided in this Agreement. The term of this Agreement and any extension thereof is herein referred to as the "Term."

            2.2. Notwithstanding the provisions of Section 2.1 hereof, the Corporation shall have the right, on written notice to Tarlovsky, to terminate this Agreement for Cause (as defined herein), such termination to be on the date on which notice is given or as of such later date otherwise specified in the notice. In such case any option granted or to be granted pursuant to Section 7.1 and 7.2 shall immediately terminate to the extent not vested or not granted.

            2.3. For purposes of this Agreement, the term "Cause" shall mean fraud or dishonesty or acts of gross negligence in the course of providing his services herein which are injurious to


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the Corporation; willful misrepresentation to shareholders or directors which is injurious to the Corporation; a willful failure without reasonable justification to comply with a reasonable written order of the Board of Directors, which shall not be cured within 10 days after written notice; a willful and material breach of this Agreement, which shall not be cured within 10 days after written notice; or the commission of a felony.

            2.4. If this Agreement shall be terminated by the Corporation other than pursuant to Sections 2.2, 4.1 or 4.2 hereof, then the Corporation shall continue to pay to Tarlovsky the salary to which Tarlovsky is entitled pursuant to this Agreement for the Term, shall continue for such time to pay for the benefits provided in Section 3.2 of this Agreement, the options granted pursuant to Section 7.1 shall vest as therein provided and the option to be granted pursuant to Section 7.2 shall be granted as therein provided.

            3. Salary.

            3.1. The Corporation shall pay to Tarlovsky for the services to be rendered by Tarlovsky hereunder a salary at the rate of $60,000 per annum. The salary shall be payable in equal bi-monthly installments of $2,500 each. Such salary will be reviewed at least annually and may be increased (but not decreased) by the Board of Directors of the Corporation in such amount as determined in its sole discretion. The Board of Directors in its sole discretion may grant to Tarlovsky an annual bonus from time to time.


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            3.2. Tarlovsky shall be entitled to participate in, and receive benefits from, any insurance, medical, disability, bonus, incentive compensation, or other employee benefit plan of the Corporation or any subsidiary which may be in effect at any time during this Agreement.

            4. Death; Incapacity.

            4.1. If, during the Term, because of illness or other incapacity, Tarlovsky shall fail for a period of 90 consecutive days, or for shorter periods aggregating more than 90 days during any twelve month period, to render the services contemplated hereunder, then the Corporation, at its option, may terminate this Agreement by notice from the Corporation to Tarlovsky, effective on the giving of such notice.

            4.2. In the event of the death of Tarlovsky during the Term, this Agreement shall terminate on the date of such death.

            5. Other Activities During Agreement.

            5.1. Tarlovsky agrees to devote his full business time to performing services under this Agreement; provided, however, that Tarlovsky shall be entitled to four weeks of paid vacation each year.

            5.2. During the Term and for a period of one year thereafter, neither Tarlovsky nor any entity in which he may be interested as a partner, trustee, director, officer, employee, shareholder, option holder, lender of money or guarantor (each, a "Tarlovsky Affiliate"), shall be engaged directly or indirectly in a business in the telecommunications industry which has a global strategy similar to that of the Corporation (a


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"Competitive Activity"); provided, however, that the foregoing shall not be deemed to prevent (i) Tarlovsky and a Tarlovsky Affiliate from investing in not more than an aggregate of 5% of the outstanding securities of a public company or (ii) Tarlovsky from fulfilling his obligations under the ITG Employment Agreement. If, for a period of two years after the Term, Tarlovsky or a Tarlovsky Affiliate proposes to engage in what may be a Competitive Activity, Tarlovsky shall so notify the Corporation in a writing which shall fully set forth and describe in detail the nature of the activity which may be a Competitive Activity, the names of the companies or other entities with or for whom such activity is proposed to be undertaken, and whether it is proposed to be engaged in by Tarlovsky or by a Tarlovsky Affiliate (the "Section 5 Notice"). If, within 30 days after receipt by the Corporation of a Section 5 Notice, the Corporation shall fail to notify Tarlovsky that it deems the proposed activity to be a Competitive Activity, then Tarlovsky shall be free to engage in the activities described in the Section 5 Notice without violation of this Section
5.2. It is understood and agreed that any opportunity directly or indirectly related to any business engaged in by the Corporation or any subsidiary in any country where the Corporation or any subsidiary conducts such business at any time during the Term shall be deemed a corporate opportunity of the Corporation and Tarlovsky shall promptly make such opportunity available exclusively to the Corporation, at no cost to the Corporation.


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            5.3. Tarlovsky shall not at any time during this Agreement or after the termination hereof directly or indirectly divulge, furnish, use, publish or make accessible to any person or entity any Confidential Information (as hereinafter defined) other than in connection with the performance of his duties hereunder. It is the specific intent of the Corporation and Tarlovsky that each and all of the provisions set forth hereinabove shall be valid and enforceable as specifically set forth hereinabove; and that Tarlovsky acknowledges that the Corporation's remedies at law are likely to be inadequate, and Tarlovsky consents to the application of the equitable remedies of specific performance to enforce the Corporation's rights hereunder. Further, should any person seek to legally compel Tarlovsky (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demands or otherwise) to disclose any Confidential Information, Tarlovsky shall provide the Corporation with prompt notice followed up in writing so that the Corporation may seek a protective order or other appropriate remedy, failing which Tarlovsky shall be entitled to make such disclosure as is legally required. In any event Tarlovsky shall use his best efforts with the advice of counsel to furnish only that portion of the Confidential Information which is legally required and, with the cooperation of the Corporation, will exercise his best efforts to obtain reliable assurance that confidential treatment will be accorded information so disclosed. In the event of a breach or a threatened breach by Tarlovsky of the provisions of this


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Section 5.3, the Corporation may, in addition to any other remedies it may have, obtain injunctive relief in any court of appropriate jurisdiction to enforce this Section 5.3. The provisions of this Section 5.3 shall survive the expiration or termination, for any reason, of this Agreement and shall be separately enforceable. Any records of Confidential Information prepared by Tarlovsky or which come into Tarlovsky's possession during the Term are and remain the property of the Corporation and upon termination of this Agreement all such records and copies thereof shall be either left with or returned to the Corporation.

            5.4. The term "Confidential Information" shall mean information disclosed to Tarlovsky or known, learned, created or observed by him as a consequence of or through this Agreement, not generally known in the relevant trade or industry, about the Corporation's business activities, services and processes, including but not limited to information concerning advertising, sales promotion, publicity, sales data, research, telecommunications technology, finances, accounting, methods, processes, business plans (including prospective or pending licensing applications or investments in license holders or applicants), client or supplier lists and records, potential client or supplier lists, and client or supplier billing.

            6. Indemnification.

            6.1. The Corporation will indemnify Tarlovsky and pay on his behalf all Expenses (as defined below) incurred by Tarlovsky in any Proceeding (as defined below), whether the


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Proceeding which gave rise to the right of indemnification pursuant to this
Agreement occurred prior to or after the date of this Agreement. This indemnification shall not apply if it is determined by a court of competent jurisdiction in a Proceeding that any losses, claims, damages or liabilities arose primarily out of the gross negligence, willful misconduct or bad faith of Tarlovsky, in which event Tarlovsky shall indemnify the Corporation to the same extent as the corporate indemnity herein provided.

            6.2. The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether brought in the name of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, and any threatened, pending or completed action, suit or proceeding or any inquiry or investigation that Tarlovsky in good faith believes might lead to the institution of any such action, suit or proceeding or any such inquiry or investigation, in all cases by reason of the fact that Tarlovsky is or was a director, officer, employee, agent or fiduciary of the Corporation, or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, employee, trustee, fiduciary or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, whether or not he is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.


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            6.3. The term "Expenses" shall include, without limitation thereto, expenses (including, without limitation, attorneys' fees and expenses) of investigations, judicial or administrative proceedings or appeals, damages, judgments, fines, penalties or amounts paid in settlement by or on behalf of Tarlovsky and any Expenses of establishing a right to indemnification under this Agreement.

            6.4. The Expenses incurred by Tarlovsky in any Proceeding shall be paid by the Corporation as incurred and in advance of the final disposition of the Proceeding at the written request of Tarlovsky. Tarlovsky hereby agrees and undertakes to repay such amounts if it shall ultimately be decided in a Proceeding that he is not entitled to be indemnified by the Corporation pursuant to this Agreement or otherwise.

            6.5. The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Tarlovsky may be entitled under the Corporation's Articles of Incorporation or Bye-Laws, any agreement, any vote of stockholders or disinterested directors, the laws under which the Corporation was formed, or otherwise, and may be exercised in any order Tarlovsky elects and prior to, concurrently with or following the exercise of any other such rights to which Tarlovsky may be entitled, including pursuant to directors and officers insurance maintained by the Corporation, both as to action in official capacity and as to action in another capacity while holding such office, and the exercise of such rights shall not be deemed a waiver of any of the provisions


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of this Agreement. The provisions of this Section 6 shall survive the expiration or termination, for any reason, of this Agreement and shall be separately enforceable.

            7. Stock Purchase Options.

            7.1 On the effective date of this Agreement, the Corporation has granted to Tarlovsky incentive stock options under its 1995 Stock Option Plan to purchase 400 shares of Common Stock ("Common Stock") of the Corporation at an exercise price of $1.00 per share, the fair market value of the Corporation's Common Stock on April 1, 1995. Such options shall vest as follows: Options to purchase a number of shares equal to (i) 1/3 of 1% of the number of shares of the Corporation's capital stock outstanding on April 1, 1996 shall vest on that date; (ii) 1/3 of 1% of the number of shares of the Corporation's capital stock outstanding on April 1, 1997 shall vest on that date; (iii) 1/3 of 1% of the number of shares of the Corporation's capital stock outstanding on April 1, 1998 shall vest on that date; and (iv) .9 of 1% of the number of shares of the Corporation's capital stock outstanding on the earlier of April 1, 1997 or the date of effectiveness of the Corporation's Initial Public Offering ("IPO") of equity securities to the public shall vest on such earlier date. Any such options which do not vest pursuant to the terms of the preceding sentence shall expire and be forfeited.

            7.2 In addition, immediately prior to the IPO, the Corporation shall grant to Tarlovsky stock options under its 1995 Stock Option Plan to purchase a number of shares of its Common Stock equal to 1/10 of 1% of the number of shares of capital


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stock issued and outstanding at that time at an exercise price of $12,500 per share. Such options shall be immediately exercisable.

            8. Assignment. The Corporation shall require any successor or assign to all or substantially all the assets of the Corporation, prior to consummation of any transaction therewith, to expressly assume and agree to perform in writing this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession or assignment had taken place. This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors and assigns.

            9. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except as provided in Sections 6.1 and 8 or in any option provided for under Section 7 hereof.

            10. Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

            11. Interpretation. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more


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of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

            12. Notices. All notices under this Agreement shall be in writing and shall be deemed to have been given at the time when mailed by registered or certified mail or when delivered by hand or recognized overnight courier service, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

            To the Corporation:

            767 Fifth Avenue
            Suite 4200
            New York, NY  10153
            Attn: Itzhak Fisher, President.

            With a copy to:

            Robert L. Kohl, Esq.
            Rosenman & Colin LLP
            575 Madison Avenue
            New York, NY  10022

            To Tarlovsky:

            767 Fifth Avenue
            Suite 4200
            New York, NY  10153

provided, however, that any notice of change of address shall be effective only upon receipt.

            13. Waivers. If any party should waive any breach of any provision of this Agreement, it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.


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            14. Complete Agreement; Amendments. The foregoing is the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, canceled or discharged except by written instrument executed by the parties hereto.

            15. Governing Law. This Agreement is to be governed by and construed in accordance with the laws of New York, without giving effect to principles of conflicts of law.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                       RSL COMMUNICATIONS INC.



                                       By: /s/ Jacob Z. Schuster
                                           -------------------------------------
                                           Name: Jacob Z. Schuster
                                           Title:

AGREED AND ACCEPTED:



/s/ Nir Tarlovsky
-----------------------------------
Nir Tarlovsky


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